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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of Nabors Industries, Inc. on Form S-8 (Registration Numbers 333-57129, 333-11313, 33-87322, 33-87324, 33-47521, 33-45097, 33-36229,
33-56000, 33-54858, 333-92483, 333-91829, 333-91743, 333-87069, 333-86289 and
333-76077), on Form S-4 (Registration Numbers 333-72397 and 333-84781) and on Form S-3 (Registration Numbers 333-25233 and 333-81137) of our report dated February 9, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.





Houston, Texas
March 30, 2000